Exhibit 3.1

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of George Washington Corporation

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered so that, as amended, said Article shall be and read as follows:

Please see attached Exhibit A.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 1st day of November, 2006.


                                      By: /s/ Robert Klein
                                         -----------------------------------
                                         Authorized Officer

                                      Title: President & Director
                                            --------------------------------

                                      Name: Robert Klein
                                           ---------------------------------
                                           Print or Type
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                                   Exhibit A

Article 1: The name of the corporation is Oxbow Resources Corp.

Article 4: The total number of shares of all classes of shares of which the corporation shall have authority to Issue Is 155,000,000 consisting of (A.) 150,000,000 common shares, par value $0.001; and (B.) 5,000,000 preferred shares par value $0.001 per value.